Exhibit 99.1

U.S. Bancorp Receives Stress Capital Buffer Requirement of 2.5 percent; Recommends Dividend Increase of 9.5 percent

MINNEAPOLIS (June 28, 2021) – U.S. Bancorp (NYSE: USB) today commented on the results of the Federal Reserve’s 2021 Dodd-Frank Act stress test.

Based on its 2021 stress test results, the company will be subject to a stress capital buffer requirement (SCB) of 2.5 percent for the period beginning October 1, 2021 and ending on September 30, 2022. The SCB, when added to the Basel III Common Equity Tier 1 (CET1) minimum of 4.5 percent, requires the company to maintain a CET1 ratio above 7 percent through this period. The company’s CET1 ratio was 9.9 percent as of March 31, 2021 under CECL transition rules.

The Federal Reserve also announced that the capital restrictions instituted in the third quarter of 2020 in response to the economic uncertainty from the COVID-19 pandemic will expire on June 30, 2021. As a result, the company will recommend that its Board of Directors approve a 9.5 percent increase to its third quarter dividend payable in October 2021. The company expects to recommend a third quarter dividend of $0.46 per common share, equivalent to an annual dividend of $1.84 per common share.

U.S. Bancorp’s existing share repurchase program announced in December 2020 remains in effect. The company will continue to monitor its capital position and may revise the program based on economic conditions and performance. Capital distributions, including dividends and stock repurchases, are subject to the approval of the company’s Board of Directors, and will align with regulatory requirements.

“We are committed to creating and delivering value to our shareholders and we continue to do so every day,” said Andy Cecere, Chairman, President and CEO of U.S. Bancorp. “The results of this year’s stress test are a testament to our strong financial profile and well-established financial discipline which allowed us to maintain strong capital and liquidity positions throughout the recent adverse economic conditions.”

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About U.S. Bank

U.S. Bancorp, with nearly 70,000 employees and $553 billion in assets as of March 31, 2021, is the parent company of U.S. Bank National Association. The Minneapolis-based company serves millions of customers locally, nationally and globally through a diversified mix of businesses: Consumer and Business Banking; Payment Services; Corporate & Commercial Banking; and Wealth Management and Investment Services. The company has been recognized for its approach to digital innovation, social responsibility, and customer service, including being named one of the 2021 World’s Most Ethical Companies and Fortune’s most admired superregional bank. Learn more at usbank.com/about.

Forward-looking statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. The forward-looking statements contained in this press release include anticipated U.S. Bancorp capital distributions by dividends and share repurchases. There can be no assurance that U.S. Bancorp will return this or any amount of capital to its shareholders in the form of dividends or share repurchases in the future.

Forward- looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. The COVID-19 pandemic is adversely affecting U.S. Bancorp, its customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect U.S. Bancorp’s revenues and the values of its assets and liabilities, reduce the availability of funding to certain financial institutions, lead to a tightening of credit, and increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices could affect U.S. Bancorp in substantial and unpredictable ways. U.S. Bancorp’s results could also be adversely affected by changes in interest rates; further increases in unemployment rates; deterioration in the credit quality of its loan portfolios or in the value of the collateral securing those loans; deterioration in the value of its investment securities; legal and regulatory developments; litigation; increased competition from both banks and non-banks; civil unrest; changes in customer behavior and preferences; breaches in data security; failures to safeguard personal information; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management’s ability to effectively manage credit risk, market risk, operational risk, compliance risk, strategic risk, interest rate risk, liquidity risk and reputation risk.

For discussion of these and other risks that may cause actual results to differ from expectations, refer to U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2020, on file with the Securities and Exchange Commission, including the sections entitled “Corporate Risk Profile” and “Risk Factors” contained in Exhibit 13, and all subsequent filings with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. In addition, factors other than these risks also could adversely affect U.S. Bancorp’s results, and the reader should not consider these risks to be a complete set of all potential risks or uncertainties. Forward-looking statements speak only as of the date hereof, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events.

Contacts

Investors: Jennifer Thompson, U.S. Bancorp Investor Relations

612.303.0778, jen.thompson@usbank.com

Media: Jeff Shelman, U.S. Bancorp Public Affairs and Communications

612.422.1423, Jeffrey.shelman@usbank.com

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